Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168358, 333-172828, 333-180119, 333-187187, 333-194563, 333-197989, 333-202735, 333-206209, 333-211273, 333-222739, 333-229728, 333-234675, 333-262062, 333-285241 and 333-292742), Form S-3 (Nos. 333-262061, 333-280798, 333-283573 and 333-290776), Form S-1 (Nos. 333-222417, 333-225193, 333-268814 and 333-272729) and Post-Effective Amendment No. 1 to Form S-1 (No. 333-276247) of Peraso Inc. of our report dated March 30, 2026 relating to the consolidated financial statements as of December 31, 2025 and 2024, and for the years then ended (which report includes an explanatory paragraph relating to the substantial doubt about Peraso Inc.’s ability to continue as a going concern) included in Peraso Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Weinberg & Company

Los Angeles, California

March 30, 2026